Exhibit 4.4

EXECUTION VERSION

THIS CONVERTIBLE SECURITY AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CONVERTIBLE SECURITY MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

CONVERTIBLE SECURITY FOR CLASS A COMMON STOCK

of

Applovin Corporation

Dated as of November 18, 2020

No.	Convertible Security for Class A Common Stock

THIS CERTIFIES THAT, Applovin Corporation, a Delaware corporation (the “Company”), issues to Solcrest Limited, a private company limited by shares incorporated in Cyprus and wholly owned subsidiary of the Company (“Buyer”), this Convertible Security and, for value received, Buyer hereby transfers, and the Company hereby consents to such transfer, all right, title to and interest in this Convertible Security to Athena FZE, a United Arab Emirates Fujairah Media Free Zone enterprise (“Holder”), who pursuant to this Convertible Security is entitled, subject to the provisions and upon the terms and conditions set forth herein, to acquire from the Company, shares of the Company’s Class A Common Stock, $0.00003 par value per share (“Class A Common Stock”), in the amounts, at such times and at the ratio set forth in Section 1. The term “Convertible Security” as used herein shall include this Convertible Security and any convertible securities delivered in substitution or exchange therefor as provided herein. This Convertible Security is issued in connection with an Asset Purchase Agreement, dated as of November 18, by and among the Company, Buyer, Holder, and certain other parties thereto (as may be amended from time to time, the “Purchase Agreement”).

The following is a statement of the rights of Holder and the conditions to which this Convertible Security is subject, and to which Holder, by acceptance of this Convertible Security, agrees:

1. Conversion of Convertible Security.

(a) Definitions. As used in this Convertible Security, the following terms shall have the following meanings:

(i) “Converted Amount” shall mean (a) if no portion of this Convertible Security has been previously converted, an amount up to the Maximum Conversion Amount but no less than the Minimum Conversion Amount (the “Initial Converted Amount”) and (b) if any portion of this Convertible Security has been previously converted, an amount equal to the Maximum Conversion Amount less the Initial Converted Amount.

(ii) “Conversion End Date” shall mean the date that is 12 months following the Closing Date (as defined in the Purchase Agreement).

(iii) “Conversion Number” shall mean (i) the applicable Conversion Amount divided by (ii) the Conversion Price, rounded down to the nearest whole number.

(iv) “Conversion Period” shall mean the period starting on the date that is 61 days following the IPO Launch Date and ending on the Conversion End Date; provided, that, if the IPO Launch Date is later than ten months after the Closing Date and prior to the Conversion End Date, the Conversion Period shall start on the date that is 61 days following the IPO Launch Date and end on the fifth business day following such start date.

(v) “Conversion Price” shall mean (a) the per share volume-weighted average price of the Class A Common Stock, as reported by Bloomberg L.P., over the 20 consecutive full days of trading ending on the date of the applicable Conversion Notice (as defined below), multiplied by (b) 0.8.

(vi) “IPO” shall mean the initial sale of shares of Class A Common Stock to the public in a underwritten public offering pursuant to an effective registration statement under the Act.

(vii) “IPO Launch Date” shall mean the closing date of the IPO.

(viii) “Maximum Conversion Amount” shall mean $40,000,000.

(ix) “Minimum Conversion Amount” shall mean $10,000,000.

(x) “Remaining Conversion Amount” shall mean the Maximum Conversion Amount less the aggregate sum of all Converted Amounts (if any).

(xi) “Shares” shall mean the shares of Class A Common Stock issued upon conversion of this Convertible Security.

(b) Method of Conversion. During the Conversion Period, this Convertible Security may be converted at the election of Holder, in whole or in up to two parts, in accordance with the terms of this Convertible Security, by the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a written notice of conversion in the form attached hereto as Exhibit A, duly completed and executed by or on behalf of Holder (a “Conversion Notice”).

(c) Issuance of Shares. Upon the valid and timely delivery of a Conversion Notice, the Company shall issue Holder a number of shares of Class A Common Stock equal to the applicable Conversion Number.

(d) Effect of Conversion. In the event of a Converted Amount being converted into Shares pursuant to this Section 1, such conversion shall be deemed to have been made at the time that the Company receives the applicable Conversion Notice required pursuant to Section 1(b). Upon the conversion of the entire Maximum Conversion Amount into Shares pursuant to this Section 1, all rights of Holder hereunder shall cease.

2. Redemption of the Convertible Security.

(a) General. If (i) the IPO Launch Date does not occur on or prior to the Conversion End Date or (ii) if the entire Maximum Conversion Amount is not converted into Shares pursuant to Section 1 prior to the expiration of the Conversion Period, this Convertible Security shall be redeemed by the Company at a price equal to the Remaining Conversion Amount, in a single payment to Holder at one or more accounts designated by Holder in a payment direction letter delivered to the Company occurring not later than 45 days after the last day of the Conversion Period.

(b) Effect of Redemption. In connection with the redemption of this Convertible Security pursuant to this Section 2, Holder shall surrender this Convertible Security (or, if Holder alleges that this Convertible Security has been lost, stolen or destroyed, a lost convertible security affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of this Convertible Security) to the Company, and thereupon the Remaining Conversion Amount shall be payable to the order of Holder in accordance with Section 2(a).

3. Replacement of the Convertible Security. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Security and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, surrender and cancellation of this Convertible Security, the Company at the expense of Holder shall execute and deliver, in lieu of this Convertible Security, a new convertible security of like tenor and amount.

4. No Voting or Other Stockholder Rights. This Convertible Security does not entitle Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Convertible Security is actually converted into Shares in accordance with its terms. In the absence of conversion of this Convertible Security into Shares, no provisions of this Convertible Security, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

5. Adjustment Provisions. If, at any time or from time to time after the date of this Convertible Security, the Class A Common Stock issuable upon the conversion of this Convertible security is changed into a different class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than in connection with a Deemed Liquidation Event (as defined in the Restated Certificate)), then in any such event Holder shall have the right, subject to the terms and conditions herein, to convert this Convertible Security into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Class A Common Stock into which this Convertible Security could have been converted immediately prior to such recapitalization, reclassification or change.

6. “Market Stand-Off” Agreement. Holder agrees in connection with any registration of the Company’s securities under the Act that, upon the request of the Company or the underwriters managing any registered public offering of the Company’s securities, Holder will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration as requested by the Company or such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify. For purposes of this Section 6, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the book-entries, certificates or other instruments representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Holder further agrees to enter into any agreement reasonably required by the Company or managing underwriters to implement the foregoing and that such underwriters are express third party beneficiaries of this Section 6. Notwithstanding anything to the contrary herein, Holder shall not be subject to any market standoff provisions that are more restrictive than those generally applicable to the Company’s non-employee stockholders.

7. Transfer Restriction. Holder may not transfer any portion of this Convertible Security without the prior written consent of the Company.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation (the “Restated Certificate) or its bylaws, or equivalent organizational or governing documents.

(b) Authorization. The Company has all requisite power or capacity and authority to enter into this Convertible Security and to consummate the transactions contemplated hereby, and the Company’s execution and delivery of this Convertible Security and the Company’s consummation of the transactions contemplated hereby have, to the extent applicable, been duly authorized by all necessary actions (corporate or otherwise) on the part of the Company. This Convertible Security has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent the enforceability hereof is limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally and principles of equity (regardless of whether enforcement is sought in equity or at law).

(c) Non-Contravention. The execution, delivery and performance by the Company of this Convertible Security does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), any law or regulation applicable to the Company or any provision of the Restated Certificate, bylaws or other governing documents, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

(d) Valid Issuance of Shares. The Shares that may be issued upon the conversion of this Convertible Security will, when issued in accordance with the terms hereof, be duly and validly authorized and issued, fully paid, ranking pari passu with and fully fungible with other securities of the same class then outstanding and nonassessable, and free from preemptive rights and free from all taxes, liens, charges and security interests created by the Company in respect of the issue thereof (other than liens or charges created by or on behalf of Holder, income and franchise taxes incurred in connection with conversion of this Convertible Security and taxes in respect of any transfer occurring contemporaneously with such issue).

9. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows.

(a) Acquiring for Own Account for Investment. Holder is acquiring the Convertible Security, and the Shares issuable upon conversion hereof (collectively, the “Securities”), for Holder’s own account (or the account of the UBOs (as defined in the Purchase Agreement) for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Securities within the meaning of the Act (other than with respect to the UBOs). Holder has no present intention of selling or otherwise disposing of all or any portion of the Securities and no one other than Holder has any beneficial ownership of any of the Securities (in each case, other than with respect to the UBOs).

(b) Access to Information. Holder has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Holder reasonably considers important in making the decision to purchase the Securities, and Holder has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

(c) Understanding of Risks. Holder is fully aware of: (a) the highly speculative nature of the investment in the Securities; (b) the financial hazards involved; (c) the lack of liquidity of the Securities and the restrictions on transferability of the Securities (e.g., that Holder may not be able to sell or dispose of the Securities or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in the Securities.

(d) No General Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

(e) Accredited Investor Status. Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act.

(f) Compliance with Securities Laws. Holder understands and acknowledges that, in reliance upon the representations and warranties made by Holder herein, the Securities are not being registered with the Securities and Exchange Commission (“SEC”) under the Act or being qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the Act and the Law or other applicable state securities laws which impose certain restrictions on Holder’s ability to transfer the Securities.

(g) Restrictions on Transfer. Holder understands that Holder may not transfer any Securities unless such Securities are registered under the Act and qualified under the Law or other applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Holder understands that only the Company may file a registration statement with the SEC or the California Commissioner of Business Oversight or other applicable state securities commissioners and that the Company is under no obligation to do so with respect to the Securities. Holder has also been advised that exemptions from registration and qualification may not be available or may not permit Holder to transfer all or any of the Securities in the amounts or at the times proposed by Holder.

(h) Rule 144. In addition, Holder has been advised that SEC Rule 144 promulgated under the Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Holder understands that Rule 144 may indefinitely restrict transfer of the Securities so long as Holder remains an “affiliate” of the Company and certain information about the Company (as defined in Rule 144) is not publicly available.

(i) Non-U.S. Holder. Holder is not a United States person (as defined by Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Internal Revenue Service thereunder), and Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Convertible Security, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder’s jurisdiction.

(j) Regulation S Representations and Restrictions. Holder makes the following additional representations, warranties and agreements:

(i) Non-US Person. Holder is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Act. The offer and sale of the Securities to such Holder was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and Holder is not acquiring the Securities for the account or benefit of any U.S. Person;

(ii) No Offer or Sale. Holder will not, during the restricted period applicable to the Securities set forth in the legend set forth below (the “Restricted Period”) and to any certificate representing the Securities, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

(iii) Registration or Exemption. Holder will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Securities (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.

(iv) No Transfer in Violation of Restrictions; Legend. Holder acknowledges and agrees that the Company shall not register the transfer of the Securities in violation of these restrictions. Holder acknowledges and agrees that the certificates evidencing the Shares will bear the legend set forth below (in addition to any other legend required by applicable U.S. federal, state or foreign securities laws or provided in any other agreement with the Company):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM. PRIOR TO A DATE THAT IS ONE-YEAR STARTING FROM THE DATE OF SALE OF THE SHARES, THE SHARES MAY NOT BE OFFERED OR SOLD (INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(k) ADOPTED

UNDER THE SECURITIES ACT, OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. PARTICIPANTS OF SHARES PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE STOCK, MAY RESELL SUCH SECURITIES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT, OR IN TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) PARTICIPANTS IN THE UNITED STATES OR OTHERWISE ENGAGE(S) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. A HOLDER OF THE SECURITIES WHO IS A DISTRIBUTOR, DEALER, SUB-UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT PRIOR TO ONE YEAR STARTING FROM THE DATE OF SALE OF THE SHARES RESELL THE SHARES TO A U.S. PERSON AS DEFINED BY RULE 902(k) OF REGULATION S UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

10. Legends. Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Restated Certificate or the Company’s bylaws, this Convertible Security or any other agreement between the Company and Holder:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

(b) THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c) Any legend required by the laws of the State of the Company’s formation, or any State securities laws.

11. Stop-Transfer Instructions. Holder agrees that, to ensure compliance with the restrictions imposed by this Convertible Security, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Convertible Security or (b) to treat as owner of such Securities, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such Securities have been so transferred.

12. Miscellaneous.

(a) Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Convertible Security will be in writing and will be effective and deemed to provide such party sufficient notice under this Convertible Security on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) on the date of delivery or on the immediately subsequent business day if deliver occurs outside of local standard business hours, if delivery is by email; (iii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier or email. All notices not delivered personally will be sent with postage and/or other charges prepaid (other than notices delivered by email) and properly addressed to the party to be notified at the address set forth below the signature lines of this Convertible Security or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Francisco, California are open for business.

(b) Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Convertible Security.

(c) Titles and Headings. The titles, captions and headings of this Convertible Security are included for ease of reference only and will be disregarded in interpreting or construing this Convertible Security. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Convertible Security.

(d) Governing Law. This Convertible Security will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

(e) Assignments; Successors and Assigns. Buyer may assign this Convertible Security to Holder as contemplated herein with only the consent of the Company. Except as set forth in the previous sentence, any assignment of rights and obligations by any party to this Convertible Security requires the prior written consent of the other parties hereto; provided that the Company may cause another party to satisfy its payment obligations to Holder pursuant to Section 2. This Convertible Security, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

(f) Termination. If (i) the Closing (as defined in the Purchase Agreement) does not occur and the Purchase Agreement is terminated in accordance with its terms or (ii) if the Company consummates a Deemed Liquidation Event, this Convertible Security shall be void and of no force and effect, the transactions contemplated by this Convertible Security will be deemed not to have occurred, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof; provided, that, in connection with a termination pursuant to a Deemed Liquidation Event of the Company under clause (ii) above, the Company pays, or causes to be paid, to Holder, the then applicable Remaining Conversion Amount pari passu with holders of Class A Common Stock, which payment may be in cash and/or, if applicable, the other type and form of consideration received by holders of Class A Common Stock in such Deemed Liquidation Event, subject to applicable securities laws, and subject to the same terms and conditions of such holders of Class A Common Stock in such Deemed Liquidation Event.

(g) Entire Agreement. This Convertible Security and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Convertible Security, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

(h) Amendment and Waivers. This Convertible Security may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Convertible Security will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section 12(h) will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Convertible Security shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Convertible Security as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

(i) Severability. If any provision of this Convertible Security is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Convertible Security and the remainder of this Convertible Security shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Convertible Security. Notwithstanding anything to the contrary herein, if the value of this Convertible Security based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

(j) Counterparts; Facsimile Signatures. This Convertible Security may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Convertible Security may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(signature page follows)

The parties hereto sign this Convertible Security as of the date stated on the first page.

APPLOVIN CORPORATION

By:	/s/ Herald Chen

Name:	Herald Chen

Title:	Chief Financial Officer

Address:	1100 Page Mill Road, Palo Alto, CA 94304

Email Address:

(Signature Page to Convertible Security Issued by Applovin Corporation)

The parties hereto sign this Convertible Security as of the date stated on the first page.

SOLCREST LIMITED

By:	/s/ Themis Themistocleous

Name:	Themis Themistocleous

Title:	Director and Authorized Representative

Address:	[***]

Email Address:	[***]

(Signature Page to Convertible Security Issued by Applovin Corporation)

The parties hereto sign this Convertible Security as of the date stated on the first page.

ATHENA FZE

By:	/s/ Tran Thi Viet Linh

Name:	Tran Thi Viet Linh

Title:	Chief Executive Officer

Address:	[***]

Email Address:	[***]

(Signature Page to Convertible Security Issued by Applovin Corporation)

Exhibit A

CONVERSION NOTICE

1. The undersigned Holder hereby exercises its right to convert the Converted Amount stated below into shares of Class A Common Stock of Applovin Corporation (the “Company”) in accordance with the attached Convertible Security for Class A Common Stock (the “Convertible Security”).

$                     Converted Amount

2. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 9 of the Convertible Security as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):